Exhibit 10.5

House Lease Contract

Lessor (hereinafter referred to as Party A): Beijing Shangbao Art Development LLC

Lessee (hereinafter referred to as Party B): China Liberal (Beijing) Education Technology Co., Ltd.

According to Contract Law of the People’s Republic of China and relevant laws and regulations, and based on the principles of equality and voluntariness, and in order to specify the rights and obligations of the Parties, Party A and Party B have entered into this Contract through negotiation in respect of Party B renting the house of Party A.

Article I Basic Conditions of House

1. The house leased by Party A to Party B hereunder is located at Room 108, Block A, Shangbao Art Park, Xiaobao Village, Songzhuang Town, Tongzhou District, Beijing Municipality.

2. The building area of the leased house is nearly 130 m2.

3. (1) The house has met the living conditions; water, heating, electricity and toilet have al been completed; open kitchen does not meet the condition of open fire, and the lessee may be only permitted to use electromagnetic oven. The lessee shall prepare kitchen equipment itself. (This provision is only applicable to studio).

(2) The house is rough, with available water, heating and electricity. Secondary decoration shall be implemented according to the decoration scheme as reported by Party B to Party A.

Article II Lease Term and Purpose

1. The lease term of the house shall be three years from May 1, 2018 to April 30, 2021.

2. Party B undertakes to Party A that it shall rent the house only for the purpose of studio.

3. Upon the expiration of the lease term, Party A has the right to take back the house, and Party B shall return the house as scheduled.

If Party B needs to renew the lease, it shall send a 3 months’ prior written notice to Party A prior to the expiration of the lease term; with Party A’s consent, the Parties shall sign a new lease contract.

Article III Rental and Payment Method

1. Rental standard: RMB 80,000/year.

2. Payment method:

(1) A lump-sum payment. Party B shall on the date of signing of this Contract, pay the rental of whole year to Party A in a lump sum, namely RMB 80,000.00.

(2) Afterwards the rental of each year shall be paid in a lump sum in April.

(3) The anGnual rental shall be increased by no more than 20% of that of last year as from the 2nd year.

Article IV House Lease Deposit

1. Party B shall on the date of signing of this Contract, pay RMB 10,000 to Party A as house lease deposit.

2. Upon the expiration of the lease term, Party A shall refund house lease deposit to Party B after having deducted the expenses and rental that shall be paid by Party B as well as the liability for compensation that shall be assumed by Party B.

Article V Relevant Expenses and Taxes in Lease Term

1.	Party A shall assume the following expenses:

Within the lease term, Party A shall pay the property taxes of the house and land according to law. If relevant governmental department levies any fee that is not specified in this Contract but relates to the house, the Parties shall decide through negotiation.

2.	Party B shall assume the following expenses:

Water charges, electricity charges, heating charges and property hygiene costs. Party B shall pay the aforesaid expenses that shall be assumed by it as scheduled. Party A may not increase any expenses that are not specified herein on Party B without permission.

Article VI Repair and Use of the House

1. Within the lease term, Party A shall guarantee the use safety of the leased house. The duty of repair of the house and ancillary facilities shall be assumed by Party A, except as specified in this Contract and the supplementary clauses (except due to any improper use of Party B).

Party A shall not assume the duty of repair in respect of the decoration and ornament of Party B.

2. Party B shall reasonably use the house as rented by it and ancillary facilities. In respect of any damage of the house and/or ancillary facilities due to improper use of Party B, Party B shall immediately repair such damage or make economic compensation.

If Party B changes the internal structure of the house, or repairs or sets up any equipment that impact the structure of the house, it shall obtain the prior written consent from Party A in respect of the design scale, scope, workmanship, materials, etc. If the lease term expires or Party B throws the lease due to its own cause, the decorations attached to the house shall be owned by Party A, expect as otherwise agreed by the Parties.

3. Party A shall make water, electricity and heating available to the leased house. Party A shall be liable for the use safety of the water, electricity and heating facilities outside the leased house, and Party B shall be liable for the use safety of the water, electricity and heating facilities in the leased house (including decorated and increased parts).

4. If the leased house and/or ancillary facilities are damaged due to the flood or fire attributable to the improper use of water and/or electricity facilities by Party B, Party B shall restore the house to its original state; if the surrounding house is damaged therefore, Party B shall assume the liabilities of repair and compensation. Besides, Party A reserves the right to claim against Party B.

5. Party B shall strengthen the management on its personnel and do fire fighting, antitheft and personal safety work well; in case of any problem, Party B shall assume the responsibilities arising therefrom and shall compensate for the losses as suffered by Party A therefore.

Article VII Transfer and Sublease of the House

1. Within the lease term, Party A has the right to transfer the leased house according to the legal proceedings. After such transfer, this Contract shall be legally binding upon the new owner of the house and Party B.

2. Without Party A’s consent, Party B may not sublease or lend the house.

Article VIII Alteration, Dissolution and Termination of the Contract

1. In case of any of the following events of Party A, Party B has the right to unilaterally dissolve this Contract:

(1) Party A fails to deliver the house as scheduled herein, or the house delivered by Party A does not meet the specified conditions, which seriously impacts the use of Party B;

(2) Party B cannot normally use the house due to the failure of Party A to perform the duty of repair to the house;

(3) The house delivered by Party A endangers the safety or health of Party B.

2. In case of any of the following events of Party B, Party A has the right to unilaterally dissolve this Contract and take back the house:

(1) Party B subleases or lends the house without Party A’s prior written consent;

(2) Party B demolishes changes or damages the main structure of the house without permission;

(3) Party B changes the lease purpose as specified herein without Party A’s written consent;

(4) Party B stores any dangerous things or conducts any illegal activities by the use of the leased house;

(5) Party B delays in paying rental and the expenses that shall be paid by Party B as agreed herein.

3. If Party B intends to continue renting the house, it shall send a 3 months’ prior written notice to Party A prior to the expiration of the lease term. If Party A still externally leases the house after the expiration of the lease term, Party B shall have the priority under equal conditions.

4. Upon the expiration of the lease term, this Contract shall be naturally terminated and Party B shall restore the house to its original state. If Party B throws the lease midway, it shall deemed as the default of Party B, and Party A will not refund the rental and deposit that have been paid by Party B.

5. In case of any of the following events, this Contract shall be terminated and neither party shall assume the liability for breach to the other party:

(1) The house is included in the list of removal due to urban construction; (Party A is obligated to demand reasonable operating and decoration compensation from the removal unit for Party B)

(2) Any damage or loss of the house or other losses attributable to force majeure, such as earthquake, war, etc.

Article IX Delivery and Take-back Acceptance of the House

1. Party A shall guarantee that the leased house and ancillary facilities and equipments are in available state.

2. The Parties shall jointly participate in inspecting and accepting the house according to the provisions of Schedule I. If either party has any objection in respect of the decoration, device, facilities or equipment, it shall put forward the objection on site; if it is difficult to detect and judge on site, it shall put forward the objection to the other party within 7 days.

3. Upon the expiration of the lease term, Party B shall return the leased house and ancillary facilities and equipment to Party A in original state.

4. At the time of return, Party B shall keep the house and facilities and equipment in good state. In case of any damage, Party B shall make compensation. Party B may not leave any things in the house or otherwise impact the normal use of the house. Party A has the right to dispose of the things that are left without consent.

5. Party B shall restore the house to its original state at the time of throwing the lease.

Article X Liabilities for Breach of Party A

1. If this Contract is dissolved due to the failure of Party A to provide the house as specified herein, it shall pay 1 month’s rental to Party B as penalty.

2. If Party A fails to perform the duty of repair as specified herein, it shall assume the liability for breach to Party B and compensate for the losses as suffered by Party B according to the provisions of this Contract. If Party B repairs the house for Party A, Party A shall reimburse the repair costs as paid by Party B therefore.

3. If Party A early takes back the house in violation of the provisions of this Contract, it shall pay a penalty to Party B at the rate of 25% of the annual rental as specified herein.

4. In case of any of the following events of Party A, Party B has the right to unilaterally dissolve this Contract and require Party A to pay 1 month’s rental as penalty:

(1) Party A delays in delivering the house for 30 or more days of delay;

(2) The house delivered by Party A fails to meet the provisions of this Contract or impacts the safety or health of Party B;

(3) Party B cannot normally use the house due to the failure of Party A to perform the duty of repair as specified herein;

(4) Within the lease term, Party A enters the place of Party B without prior notice and impacts the normal work or living of Party B.

Article XI Liabilities for Breach of Party B

1. Within the lease term, in case of any of the following events of Party B, Party A has the right to terminate this Contract and take back the house, and Party B shall pay a penalty to Party A at the rate of 25% of the annual rental as specified herein.

(1) Party B subleases or lends the house to other person without Party A’s written consent;

(2) Party B demolishes or changes the house structure or otherwise damages the house structure without Party A’s written consent;

(3) Party B changes the lease purpose as specified herein, or conducts illegal activities by the use of the house;

(4) Party B fails to pay any rental for more than 7 days of delay.

2. If, within the lease term, Party B delays in paying the expenses that shall be assumed by Party B hereunder, Party B shall pay a penalty to Party A at the rate of 1% of the aforesaid amount per day of delay.

3. If, within the lease term, Party B throws the lease midway without Party A’s written consent, Party B shall pay the penalty that is equal to the amount of the deposit to Party A, and Party A will not refund the rental that has been paid by Party B.

4. If Party B delays in paying any rental, Party B shall pay late fee that is equal to 2 times the daily rental to Party A per day of delay.

5. Upon the expiration of the lease term, Party B shall return the house as scheduled; otherwise Party B shall pay the penalty that is equal to 2 times the daily rental to Party A per day of delay.

6. If Party B fails to pay any rental for more than 30 days of delay, Party A will take back the house and stop supplying water, electricity and heating. The things as left by Party B in the house will be deemed as being given up by Party B; Party A may dispose of such things in its sole discretion, and Party B has no objection.

Article XII Disclaimer

1. The performance of this Contract cannot be continued or losses are caused due to force majeure, neither party hereto shall be held responsible.

2. Party A declares that the house hereunder is built and operated according to the relevant policies of local villagers’ committee and is the corporate behavior. Party A and Party B conclude this Contract on the precondition that the Parties undertake to comply with the relevant policies and regulations of local government. Within the lease term, if the performance of this Contract cannot be continued due to the compulsory removal of the house by local government, neither party hereto shall be held responsible.

3. If this Contract is terminated due to the aforesaid cause, the rental shall be calculated according to the number of days of actual use, and Party A shall refund the remaining of rental to Party B. Party A shall not assume the losses of decorations and additions of Party B.

4. The suitability and safety of the house and ancillary facilities and equipment as provided by Party A to Party B have been confirmed by the Parties. Party A shall not be liable for any personal injury and/or property loss attributable to any improper use of Party B.

Article XIII For any matter not covered herein, the Parties may sign supplementary clauses through negotiation. Supplementary clauses and appendixes hereto shall form a part of this Contract and bear the same legal force as this Contract.

Article XIV Dispute Resolution

Any dispute arising from this Contract shall be settled by the Parties through negotiation or submitted for mediation; if negotiation or mediation fails, either party may lodge a suit to the competent people’s court according to law.

Article XV Miscellaneous and Special Declaration:

No pets are allowed in the Park. This Park does not suit for kids. If Party B needs to install external unit of air-conditioner, it must obtain the consent of Party A, and Party A shall specify the installation place according to the house structure; otherwise Party B shall compensate for the losses arising therefrom. Party B may not install any advertisement signboard without Party A’s written consent; Party B shall submit the construction scheme to Party A for filing (Party A only cooperates with Party B. If the administration for industry and commerce disallows, it shall have nothing to do with Party A.) Party B may not construct secondary decoration without Party A’s written consent, and shall submit the construction scheme to Party A for filing. Within 7 days after having settling in the Park, the personnel whose household register is not in this city shall handle temporary residence permit with the local police station. The operating activities, personnel daily management, fire fighting, antitheft, personal safety, etc of Party B shall be elaborate and considerable, subject to various uncertain factors. Party A requires Party B to give top priority to the overall situation in respect of all works. Party B shall be fully jointly and severally liable for any accident, event or adverse impact arising from the improper management of Party B. Party B may not impact other lessee in daily work. Party B shall have no objection to this respect.

Article XVI This Contract shall become effective upon being signed (sealed) by the Parties. This Contract and Appendix hereto are made in two originals of the same legal force, one for each party hereto.

Party A (Signature and Seal): Beijing Shangbao Art Development LLC	Party B (Signature and Seal):
Authorized Representative (Signature): (Signature)	Authorized Representative (Signature): (Signature)

Date of Signing: April 19, 2018	Date of Signing: April 17, 2018
Special Contract Seal of Beijing Shangbao Art Development LLC (Seal)	Special Contract Seal of China Liberal (Beijing) Education Technology Co., Ltd.

Appendix I: Charging standards of water, electricity, heating and cleaning costs

Water charges: 6.40 Yuan/ton (floating according to the changes of local prices)

Electricity charges: 1.25 Yuan/kW·h (floating according to the changes of local prices)

Heating charges: 45 Yuan/m2/heating season (temporary)

Property management fee: 2400 Yuan/year (temporary)